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                            [Jorden Burt Letterhead]


                                October 25, 1999



Homestead Funds, Inc.
4301 Wilson Boulevard
Arlington, VA 22203



Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information included in post-effective amendment no. 17 to the registration statement on Form N-1A (File Nos. 33-35788 and 811-06136) filed by Homestead Funds, Inc. with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                         Very truly yours,

                         /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP Jorden Burt Boros Cicchetti Berenson & Johnson LLP